Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated June 2, 2025, to the Board of Directors of Sitio Royalties Corp. (the “Company”) included in Annex J to the joint information statement/proxy statement/prospectus that forms a part of the Amendment No. 1 to Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of the Company and Viper Energy, Inc., and (ii) the references to such opinion in such joint information statement/proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES

July 16, 2025